ADVISORONE FUNDS

INVESTMENT ADVISORY AGREEMENT

APPENDIX A

FUNDS OF THE TRUST

as of August 18, 2011

NAME OF FUND

ANNUAL ADVISORY FEE AS A % OF                AVERAGE NET ASSETS OF THE FUND

Amerigo Fund

1.00%

Clermont Fund

1.00%

Select Appreciation Fund*

1.00%

Descartes Fund

1.00%

Liahona Fund

1.00%

Reservoir Fund

0.50%

Shelter Fund

1.00%

Enhanced Income Fund

0.90%

Select Allocation Fund

1.00%

Flexible Income Fund

0.65%

Milestone Treasury Obligations Fund

0.10%

* Formerly known as Berolina Fund

The parties hereto agree to the terms of this Appendix A effective as of the 18th day of August 2011.

ADVISORONE FUNDS

CLS INVESTMENTS, LLC

By:  /s/ W. Patrick Clarke

 By: /s/ Todd Clarke

W. Patrick Clarke, President

Todd Clarke, President